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                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (D) OF
               THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):

                         August 17, 1998
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                      MID-IOWA FINANCIAL CORP.
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     (Exact name of registrant as specified in its Charter)

        Delaware                0-20464          42-1389053
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(State or other jurisdiction  (Commission      (IRS Employer
of incorporation)              File No.)  Identification Number)



123 West 2nd Street, North, Newton, Iowa         50208
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(Address of principal executive offices)       (Zip Code)


Registrant's telephone number including area code:(515)792-6236
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                               N/A
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  (Former name or former address if changed since last report)
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ITEM 5.  OTHER EVENTS

On August 17, 1998, the Registrant entered into an Agreement and Plan of Reorganization (the "Agreement"), providing for the acquisition of the Registrant by First Federal Savings Bank of Siouxland ("First Federal"). The Agreement provides for the conversion of each issued and outstanding share of the Registrant's common stock into the right to receive $15.00 per share in cash from First Federal. The acquisition is subject to, among other conditions, the conversion of First Federal's mutual holding company from mutual to stock form.

For information regarding the terms of the Agreement, including the conditions which must be satisfied to complete the acquisition, reference is made to the Agreement and to the press release, dated August 17, 1998, which are attached hereto and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

The following is a list of exhibits filed with this report.

Exhibit 2  -- Agreement and Plan of Reorganization, dated
              August 17, 1998.  (Schedules omitted.  The
              Registrant agrees to supplementally furnish a copy of any omitted schedules to the Commission upon request.)

Exhibit 20 -- Press release dated August 17, 1998.
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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             MID-IOWA FINANCIAL CORP.


DATE:  August 17, 1998       By: /s/ Kevin D. Ulmer
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                                 Kevin D. Ulmer
                                 President, and Chief Executive
                                   Officer